Exhibit 10.3

INVESTORS’ RIGHTS AGREEMENT

THIS INVESTORS’ RIGHTS AGREEMENT (this “Agreement”), dated as of October 31, 2013, by and among ISC8 Inc., a Delaware corporation (the “Company”), Costa Brava Partnership III L.P., a Delaware limited partnership (“Costa Brava”), The Griffin Fund LP, a Delaware limited liability partnership (“Griffin”), Diamond Millennium Ltd, a British Virgin Islands international business company (“Diamond”); and such other Persons who from time to time become party hereto by executing a counterpart signature page hereof in the form of Exhibit A hereto or such other form as may be designated by the Board of Directors (together with Griffin, Costa Brava and Diamond, the “Investors” or the “Stockholders”).

WHEREAS, the Company is offering shares of its Series D Convertible Preferred Stock (the “Shares”) to the Investors pursuant to that certain term sheet executed by the Company and the Investors and effective as of August 8, 2013 (the “Term Sheet”), and the Company will issue the Preferred Shares to the Investors pursuant to that certain subscription agreement between the Company and each Investor of even date herewith (the “Subscription Agreement”);

WHEREAS the Company has agreed to provide certain registration rights to the Investors in connection with the shares of common stock issuable on conversion of the Shares (the “Conversion Shares”),

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Investors hereby agree as follows:

1. EFFECTIVENESS.

1.1. Closing. This Agreement shall become effective upon the closing of the sale of the Preferred Shares as defined in the Subscription Agreement (the “Closing”).

           2. AUTOMATIC REGISTRATION RIGHTS. The Company will perform and comply, and cause each of its subsidiaries to perform and comply, with such of the following provisions as are applicable to it.

           2.1. General. Within fifteen (15) days following the filing of the Company’s next annual report on form 10-K, the Company will file with the Securities and Exchange Commission (“SEC”) a registration statement to effect the registration under the Securities Act of the Registrable Securities (and is permitted to register pursuant to SEC rules and regulations), and will use its best efforts to have such registration statement declared effective by the SEC within sixty (60) days thereafter.

           2.2. Form. The registration shall be effected by the filing of a registration statement on Form S-1 (or any other form which includes substantially the same information as would be required to be included in a registration statement on such form as currently constituted), unless the use of a different form has been agreed to in writing by holders of at least a majority of the Registrable Securities and the Board of Directors of the Company.

           2.3. Payment of Expenses. The Company shall pay all reasonable expenses of any Investor incurred in connection with each registration of Registrable Securities requested pursuant to this Section 2, other than underwriting discount and commission, if any, and applicable transfer taxes, if any; provided, however, that the Company shall only be required to pay the reasonable attorneys’ fees and expenses of a single legal counsel to all the Investors incurred in connection with each registration of Registrable Securities requested pursuant to this Section 2.

3. DEMAND REGISTRATION RIGHTS. The Company will perform and comply, and cause each of its subsidiaries to perform and comply, with such of the following provisions as are applicable to it. Each Investor will perform and comply with such of the following provisions as are applicable to each Investor.

3.1. Demand Registration Rights for Investors.

               3.1.1. General. One or more Investors holding Shares representing at least 25% of the total amount of Shares then outstanding (the “Initiating Investors”), by notice to the Company specifying the intended method or methods of disposition, may request that the Company effect the registration under the Securities Act for a Public Offering (including by means of a shelf registration pursuant to Rule 415 under the Securities Act if so requested by the Initiating Investors and the Company is so eligible) of all or a specified part of the Registrable Securities held by such Initiating Investors (for purposes of this Agreement “Registrable Investor Securities” shall mean Registrable Securities held by the Investors) unless limited to a lesser amount pursuant to SEC rules and regulations. The Company will then use its best efforts to (i) effect the registration under the Securities Act of the Registrable Securities which the Company has been requested to register by such Initiating Investors (and is permitted to register pursuant to SEC rules and regulations) together with all other Registrable Securities which the Company has been requested to register (and is permitted to register pursuant to SEC rules and regulations) pursuant to Section 3.2 or by other holders of Registrable Investor Securities by notice delivered to the Company within 20 days after the Company has given the notice required by Section 3.2.1 (which request shall specify the intended method of disposition of such Registrable Securities), all to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities which the Company has been so requested to register (and is permitted to register pursuant to SEC rules and regulations), and (ii) if requested by the Initiating Investors, obtain acceleration of the effective date of the registration statement relating to such registration; provided, however, that the Company shall not be obligated to take any action to effect any such registration pursuant to this Section 3.1.1:

(a) Within 180 days immediately following the effective date of any registration statement pertaining to an underwritten public offering of securities of the Company for its own account (other than a Rule 145 Transaction, or a registration relating solely to employee benefit plans);

(b) On any form other than Form S-3 (or any successor form) if the Company has previously effected three or more registrations of Registrable Securities under this Section 3.1.1 on any form other than Form S-3 (or any successor form); provided, however, that no registrations of Registrable Securities which shall not have become and remained effective for at least 90 days or such longer period as specified in such request (or such shorter period in which all Registrable Securities included in such registration were sold thereunder) in accordance with the provisions of this Section 3 shall be included in the calculation of numbers of registrations contemplated by this clause (b).

3.1.2. Form. Except as otherwise provided above, each registration requested pursuant to Section 3.1.1 shall be effected by the filing of a registration statement on Form S-1 (or any other form which includes substantially the same information as would be required to be included in a registration statement on such form as currently constituted), unless the use of a different form has been agreed to in writing by holders of at least a majority of the Registrable Investor Securities to be included in the proposed registration statement in question (the “Majority Registration Investors”); provided that if any registration requested pursuant to this Section 3.1 is proposed to be effected on Form S-3 (or any successor or similar short-form registration statement) and is in connection with an underwritten offering, and if the managing underwriter shall advise the Company in writing that, in its opinion, it is of material importance to the success of such proposed offering to include in such registration statement information not required to be included pursuant to such form, then the Company will supplement such registration statement as reasonably requested by such managing underwriter; provided, further, that in such event such registration shall be deemed not to be pursuant to Form S-3 for purposes of Section 3.1.1(b).

3.1.3. Payment of Expenses. The Company shall pay all reasonable expenses of any Investor incurred in connection with each registration of Registrable Securities requested pursuant to this Section 3.1, other than underwriting discount and commission, if any, and applicable transfer taxes, if any; provided, however, that the Company shall only be required to pay the reasonable attorneys’ fees and expenses of a single legal counsel to all the Investors incurred in connection with each registration of Registrable Securities requested pursuant to this Section 3.1.

3.1.4. Additional Procedures. In the case of a registration pursuant to Section 3.1 hereof, whenever the Majority Registration Investors shall request that such registration shall be effected pursuant to an underwritten offering, the Company shall include such information in the written notices to holders of Registrable Securities referred to in Section 3.2. In such event, the right of any holder of Registrable Securities to have securities owned by such holder included in such registration pursuant to Section 3.1 shall be conditioned upon such holder’s participation in such underwriting and the inclusion of such holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed upon by the Majority Registration Investors and such holder). If requested by such underwriters, the Company together with the holders of Registrable Securities proposing to distribute their securities through such underwriting will enter into an underwriting agreement with such underwriters for such offering containing such representations and warranties by the Company and such holders and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including customary indemnity and contribution provisions (subject, in each case, to the limitations on such liabilities set forth in this Agreement).

3.2. Piggyback Registration Rights.

3.2.1. Piggyback Registration.

3.2.1.1. General. Each time the Company proposes to register any shares of Common Stock under the Securities Act on a form which would permit registration of Registrable Securities for sale to the public, for its own account and/or for the account of an Investor (pursuant to Section 3.1 or otherwise) for sale in a Public Offering, the Company will give notice to all holders of Registrable Securities of its intention to do so. Any such holder may, by written response delivered to the Company within 20 days after the effectiveness of such notice, request that all or a specified part of the Registrable Securities held by such holder be included in such registration. The Company thereupon will use its reasonable efforts to cause to be included in such registration under the Securities Act all shares of Registrable Securities which the Company has been so requested to register by such holders (and is permitted to register pursuant to SEC rules and regulations), to the extent required to permit the disposition (in accordance with the methods to be used by the Company or, pursuant to Section 3.1, other holders of shares of Common Stock in such Public Offering) of the Registrable Securities to be so registered; provided that (i) if, at any time after giving written notice of its intention to register any securities, the Company shall determine for any reason not to proceed with the proposed registration of the securities to be sold by it, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities requesting to be included in the Company’s registration and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the reasonable expenses of a single legal counsel pursuant to Section 3.2.2), and (ii) if such registration involves an underwritten offering, all holders requesting to be included in the Company’s registration must sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to the Company (with such differences as may be customary or appropriate in combined primary and secondary offerings) or, in the case of a registration initiated pursuant to Section 3.1.1, the Initiating Investors. No registration of Registrable Securities effected under this Section 3.2 shall relieve the Company of any of its obligations to effect registrations of Registrable Securities pursuant to Section 3.1 hereof.

3.2.1.2. Excluded Transactions. The Company shall not be obligated to effect any registration of Registrable Securities under this Section 3.2 incidental to the registration of any of its securities in connection with:

(a) Any Public Offering relating to employee benefit plans or dividend reinvestment plans; or

(b) Any Public Offering relating to the acquisition or merger after the date hereof by the Company or any of its subsidiaries of or with any other businesses.

3.2.2. Payment of Expenses. The Company shall pay all reasonable expenses of a single legal counsel representing any and all holders of Registrable Securities requesting registration under Section 3.2 incurred in connection with each registration of Registrable Securities requested pursuant to this Section 3.2.

3.2.3. Additional Procedures. Holders of Registrable Securities participating in any Public Offering pursuant to this Section 3.2 shall take all such actions and execute all such documents and instruments that are reasonably requested by the Company to effect the sale of their Registrable Securities in such Public Offering, including being parties to the underwriting agreement entered into by the Company and any other selling shareholders in connection therewith and being liable in respect of the representations and warranties and the other agreements (including customary selling stockholder representations, warranties, indemnifications and “lock-up” agreements) for the benefit of the underwriters; provided, however, that (a) with respect to individual representations, warranties, indemnities and agreements of sellers of Registrable Securities in such Public Offering, the aggregate amount of such liability shall not exceed such holder’s net proceeds from such offering and (b) to the extent selling stockholders give further representations, warranties and indemnities, then with respect to all other representations, warranties and indemnities of sellers of shares in such Public Offering, the aggregate amount of such liability shall not exceed the lesser of (i) such holder’s pro rata portion of any such liability, in accordance with such holder’s portion of the total number of Registrable Securities included in the offering or (ii) such holder’s net proceeds from such offering.

3.2.4. Registration Statement Form. The Company shall select the registration statement form for any registration pursuant to this Section 3.2 (other than a registration that is also pursuant to Section 3.1); provided that if any registration requested pursuant to this Section 3.2 is proposed to be effected on Form S-3 (or any successor form) and is in connection with an underwritten offering, and if the managing underwriter shall advise the Company in writing that, in its opinion, it is of material importance to the success of such proposed offering to include in such registration statement information not required to be included pursuant to such form, then the Company will supplement such registration statement as reasonably requested by such managing underwriter.

3.2.5.  Rule 415 Cutback  If at any time the SEC takes the position that the offering of some or all of the Registrable Securities is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act or requires any Investor to be named as an “underwriter”, the Company shall use its best efforts to persuade the SEC that the offering contemplated by the registration statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that none of the Investors is an “underwriter”.  The Investors shall have the right to participate or have their counsel participate in any meetings or discussions with the SEC regarding the SEC’s position and to comment or have their counsel comment on any written submission made to the SEC with respect thereto.  No such written submission shall be made to the SEC to which the Investors’ counsel reasonably objects.  In the event that, despite the Company’s best efforts and compliance with the terms of this 3.2.5, the SEC refuses to alter its position, the Company shall (i) remove from the registration statement such portion of the Registrable Securities and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the SEC may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”); provided, however, that the Company shall not agree to name any Investor as an “underwriter” in such registration statement without the prior written consent of such Investor.  Any cut-back of Registrible Securities imposed on the Investors pursuant to this Section 3.2.5 shall be allocated among the Investors on a pro rata basis, and shall be applied first to the Warrant Shares and second to the shares of Common Stock issuable upon exercise of the Warrants, unless the SEC Restrictions otherwise require or provide or the Investors otherwise agree.

3.3. Certain Other Provisions.

3.3.1. Underwriter’s Cutback.

3.3.1.1. In connection with any registration of shares, the underwriter may determine that marketing factors (including an adverse effect on the per share offering price) require a limitation of the number of shares to be underwritten. Notwithstanding any contrary provision of this Section 3 and subject to the terms of this Section 3.3.1, the underwriter may limit the number of shares which would otherwise be included in such registration by excluding any or all Registrable Securities from such registration (it being understood that, if the registration in question involves a registration for sale of securities for the Company’s own account, the number of shares which the Company seeks to have registered in such registration shall not be subject to exclusion, in whole or in part, under this Section 3.3.1). Upon receipt of notice from the underwriter of the need to reduce the number of shares to be included in the registration, the Company shall advise all holders of the Company’s securities that would otherwise be registered and underwritten pursuant hereto, and the number of shares of such securities, including Registrable Securities, that may be included in the registration shall be allocated in the following manner, unless the underwriter shall determine that marketing factors require a different allocation: shares, other than Registrable Securities, requested to be included in such registration by shareholders shall be excluded; and, if a limitation on the number of shares is still required, the number of Registrable Securities that may be included in such registration shall be allocated among the holders thereof in proportion, as nearly as practicable, as follows:

(a) There shall be first allocated to each such holder requesting that its Registrable Securities be registered in such registration a number of such shares to be included in such registration equal to the lesser of (A) the number of such shares of Registrable Securities requested to be registered by such holder, and (B) a number of such shares equal to such holder’s Pro Rata Portion;

(b) The balance, if any, not allocated pursuant to clause (a) above shall be allocated to those holders requesting that their Registrable Securities be registered in such registration which requested to register a number of such shares in excess of such holder’s Pro Rata Portion pro rata to each such holder based upon the number of Registrable Securities held by such holder; and

(c) The balance, if any, not allocated pursuant to clause (b) above shall be allocated to shares, other than Registrable Securities, requested to be included in such registration by other stockholders.

For purposes of any underwriter cutback, all Common Stock held by any holder of Registrable Securities shall also include any Common Stock held by the partners, retired partners, shareholders or Affiliates of such holder, or the estates and family members of any such holder or such partners and retired partners, any trusts for the benefit of any of the foregoing Persons and, at the election of such holder or such partners, retired partners, trusts or Affiliates, any Charitable Organization to which any of the foregoing shall have contributed Common Stock prior to the execution of the underwriting agreement in connection with such underwritten offering, and such holder and other Persons shall be deemed to be a single selling holder, and any pro rata reduction with respect to such selling holder shall be based upon the aggregate amount of Common Stock owned by all entities and individuals included in such selling holder, as defined in this sentence. No securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration. Upon delivery of a written request that Registrable Securities be included in the underwriting pursuant to Section 3.1.1 or 3.2.1.1, the holder thereof may not thereafter elect to withdraw therefrom without the written consent the Company; provided that, if the managing underwriter of any underwritten offering shall advise the holders participating in a registration pursuant to Section 3.1 that the Registrable Securities covered by the registration statement cannot be sold in such offering within a price range acceptable to the Initiating Investors, then the Initiating Investors shall have the right to notify the Company that they have determined that the registration statement be abandoned or withdrawn, in which event the Company shall abandon or withdraw such registration statement.

3.3.1.2. Notwithstanding Section 3.3.1.1, if the registration was initiated by the Initiating Investors, the Registrable Securities that may be included in the registration shall be allocated in the following manner: (1) first, to the Investors, and if limitation is still required, the number of Registrable Securities requested to be included by each Investor shall be allocated among the Investors requesting to include Registrable Securities pro rata based on the Registrable Securities held by each such holder of Registrable Securities, (2) second to all other holders of Registrable Securities requesting to include Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities held by such Stockholders and (3) third, to the Company.

3.3.2. Other Actions. If and in each case when the Company is required to use its best efforts to effect a registration of any Registrable Securities as provided in this Section 3, the Company shall take appropriate and customary actions in furtherance thereof, including:

(a) promptly filing with the Commission a registration statement and using reasonable efforts to cause such registration statement to become effective,

(b) preparing and filing with the Commission such amendments and supplements to such registration statements and the prospectus used in connection therewith as may be required to comply with the Securities Act and to keep such registration statement effective for a period not to exceed 90 days from the date of effectiveness or such earlier time as the Registrable Securities covered by such registration statement shall have been disposed of in accordance with the intended method of distribution therefor or the expiration of the time when a prospectus relating to such registration is required to be delivered under the Securities Act,

(c) use its best efforts to register or qualify such Registrable Securities under the state securities or “blue sky” laws of such jurisdictions as the sellers shall reasonably request; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it would not otherwise be so subject; and

(d) otherwise cooperate reasonably with, and take such customary actions as may reasonably be requested by the holders of Registrable Securities in connection with, such registration.

3.3.3. Selection of Underwriters and Counsel. The underwriters and legal counsel to be retained in connection with any Public Offering shall be selected by the Board of Directors or, in the case of an offering following a request therefor under Section 3.1, the Initiating Investors.

3.3.4. Lock-Up. Without the prior written consent of the underwriters managing any Public Offering, for a period beginning seven days immediately preceding and ending on the 90th day following the effective date of the registration statement used in connection with such offering, no holder of Shares (whether or not a selling shareholder pursuant to such registration statement) shall (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise Transfer, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for such Common Stock or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of such Common Stock or such other securities, in cash or otherwise; provided, however, that the foregoing restrictions shall not apply to (i) transactions relating to shares of Common Stock or other securities acquired in open market transactions, or (ii) Transfers to permitted Transferees of such holder in accordance with the terms of this Agreement.

3.3.5. Other Agreements. The Company covenants and agrees that, so long as any Person holds any Registrable Securities in respect of which any registration rights provided for in Section 3.1 of this Agreement remain in effect, the Company will not, directly or indirectly, grant to any Person or agree to or otherwise become obligated in respect of (i) rights of registration in the nature or substantially in the nature of those set forth in Section 3.1 of this Agreement that would have priority over the Registrable Securities with respect to the inclusion of such securities in any registration or (ii) demand registration rights exercisable prior to such time as the Investors can first exercise their rights under Section 3.1.

3.3.6. Other Registration-Related Matters.

(a) The Company may require any holder that is registering Registrable Securities pursuant to Section 3.1 or 3.2 to furnish to the Company in writing such information regarding such Person and its Affiliates and pertinent to the disclosure requirements relating to the registration and the distribution of the Registrable Securities which are included in such Public Offering as the Company may from time to time reasonably request in writing.

(b) Each holder of Registrable Securities agrees that, upon receipt of any notice from the Company that the prospectus included in the registration statement pertaining to the sale of such holder’s Registrable Securities, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, such holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until its receipt of copies of the amended or supplemented prospectus from the Company. If so directed by the Company, each holder of Registrable Securities will, subject to applicable law, deliver to the Company or destroy all copies, other than permanent file copies then in their possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company gives any such notice, the period for which the Company will be required to keep the registration statement effective will be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such registration statement has received the copies of the supplemented or amended prospectus.

(c) Each holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the registration statement for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes, such holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until the lifting of such stop order, other order or suspension or the termination of such proceedings and, if so directed by the Company, each holder of Registrable Securities will, subject to applicable law, deliver to the Company or destroy all copies, other than permanent file copies then in its possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company gives any such notice, the period for which the Company will be required to keep the registration statement effective will be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when such stop order, other order or suspension is lifted or such proceedings are terminated.

3.4. Indemnification and Contribution.

3.4.1. Indemnities of the Company. In the event of any registration of any Registrable Securities or other debt or equity securities of the Company or any of its subsidiaries under the Securities Act pursuant to this Section 3 or otherwise, and in connection with any registration statement or any other disclosure document produced by or on behalf of the Company or any of its subsidiaries including reports required and other documents filed under the Exchange Act, and other documents pursuant to which any debt or equity securities of the Company or any of its subsidiaries are sold (whether or not for the account of the Company or its subsidiaries), the Company will, and hereby does, and will cause each of its subsidiaries, jointly and severally, to indemnify and hold harmless each holder of Registrable Securities, any Person who is or might be deemed to be a controlling Person of the Company or any of its subsidiaries within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, their respective direct and indirect general and limited partners, advisory board members, directors, officers, trustees, managers, members and shareholders, and each other Person, if any, who controls any such holder or any controlling Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such Person being referred to herein as a “Covered Person”), against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof), joint or several, to which such Covered Person may be or become subject under the Securities Act, the Exchange Act, any other securities or other law of any jurisdiction, the common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in any registration statement under the Securities Act, any preliminary prospectus or final prospectus included therein, or any related summary prospectus, or any amendment or supplement thereto, or any document incorporated by reference therein, or any other such disclosure document (including reports and other documents filed under the Exchange Act and any document incorporated by reference therein) or other document or report, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company or any of its subsidiaries of any federal, state, foreign or common law rule or regulation applicable to the Company or any of its subsidiaries and relating to action or inaction in connection with any such registration, disclosure document or other document or report, and will reimburse such Covered Person for any legal or any other expenses incurred by it in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that neither the Company nor any of its subsidiaries shall be liable to any Covered Person in any such case to the extent that any such loss, claim, damage, liability, action or proceeding arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, incorporated document or other such disclosure document or other document or report, in reliance upon and in conformity with written information furnished to the Company or to any of its subsidiaries through an instrument duly executed by such Covered Person specifically stating that it is for use in the preparation thereof. The indemnities of the Company and of its subsidiaries contained in this Section 3.4.1 shall remain in full force and effect regardless of any investigation made by or on behalf of such Covered Person and shall survive any transfer of securities and any termination of this Agreement.

3.4.2. Indemnities to the Company. Subject to Section 3.4.4, the Company and any of its subsidiaries may require, as a condition to including any securities in any registration statement filed pursuant to this Section 3, that the Company and any of its subsidiaries shall have received an undertaking satisfactory to it from the prospective seller of such securities, to indemnify and hold harmless the Company and any of its subsidiaries, each director of the Company or any of its subsidiaries, each officer of the Company or any of its subsidiaries who shall sign such registration statement and each other Person (other than such seller), if any, who controls the Company and any of its subsidiaries within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each other prospective seller of such securities and prospective underwriter with respect to any statement in or omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, or any other disclosure document (including reports and other documents filed under the Exchange Act or any document incorporated therein) or other document or report, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company or any of its subsidiaries through an instrument executed by such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, incorporated document or other document or report. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company, any of its subsidiaries or any such director, officer or controlling Person and shall survive any transfer of securities and any termination of this Agreement.

3.4.3. Contribution. If the indemnification provided for in Sections 3.4.1 or 3.4.2 hereof is unavailable to a party that would have been entitled to indemnification pursuant to the foregoing provisions of this Section 3.4 for reasons other than described in the proviso to Section 3.4.1 (an “Indemnitee”) in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each party that would have been an indemnifying party thereunder shall, subject to Section 3.4.4 and in lieu of indemnifying such Indemnitee, contribute to the amount paid or payable by such Indemnitee as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of such indemnifying party on the one hand and such Indemnitee on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or such Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just or equitable if contribution pursuant to this Section 3.4.3 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentence. The amount paid or payable by a contributing party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 3.4.3 shall include any reasonable legal or other expenses reasonably incurred by such Indemnitee in connection with investigating or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

3.4.4. Limitation on Liability of Holders of Registrable Securities. The liability of each holder of Registrable Securities in respect of any indemnification or contribution obligation of such holder arising under this Section 3.4 shall not in any event exceed an amount equal to the net proceeds to such holder (after deduction of all underwriters’ discounts and commissions) from the relevant disposition of the Registrable Securities.

3.4.5. Indemnification Procedures. Promptly after receipt by an Indemnitee of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 3.4, such Indemnitee will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action or proceeding; provided that the failure of the Indemnitee to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 3.4, except to the extent that the indemnifying party is materially prejudiced by such failure to give notice. In case any such action or proceeding is brought against an Indemnitee, the indemnifying party will be entitled to participate in and to assume the defense thereof (at its expense), jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnitee, and after notice from the indemnifying party to such Indemnitee of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnitee for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation and shall have no liability for any settlement made by the Indemnitee without the consent of the indemnifying party, such consent not to be unreasonably withheld. Notwithstanding the foregoing, if an Indemnitee reasonably objects to such assumption of defense on the grounds that a conflict of interest between such Indemnitee and the indemnifying parties may exist in respect of such action or proceeding or the indemnifying party does not assume the defense of any such action or proceeding within a reasonable time after notice of commencement, or does not vigorously defend, the Indemnitee shall have the right to assume or continue its own defense and the indemnifying party shall, subject to Section 3.4.4, be liable for any reasonable expenses therefor, but in no event will bear the expenses for more than one firm of counsel for all Indemnitees in each jurisdiction who shall be approved by the Board of Directors in the disposition in respect of which such indemnification is sought. No indemnifying party will settle any action or proceeding or consent to the entry of any judgment without the prior written consent of the Indemnitee, unless such settlement or judgment (i) includes as an unconditional term thereof the giving by the claimant or plaintiff of a release to such Indemnitee from all liability in respect of such action or proceeding and (ii) does not involve the imposition of equitable remedies or the imposition of any obligations on such Indemnitee and does not otherwise adversely affect such Indemnitee, other than as a result of the imposition of financial obligations for which such Indemnitee will be indemnified hereunder.

3.4.6. Non-Exclusivity. The obligations of the parties under this Section 3.4 will be in addition to any liability, without duplication, which any party may otherwise have to any other party.

4. RESERVED.

5. REMEDIES.

5.1. Generally. The Company and each Stockholder shall have all remedies available at law, in equity or otherwise in the event of any breach or violation of this Agreement or any default hereunder by the Company or any Stockholder. The parties acknowledge and agree that in the event of any breach of this Agreement, in addition to any other remedies which may be available, each of the parties hereto shall be entitled to specific performance of the obligations of the other parties hereto and, in addition, to such other equitable remedies (including preliminary or temporary relief) as may be appropriate in the circumstances.

5.2. 1933 Act Legends. Each certificate representing Shares shall have the following legend endorsed conspicuously thereupon:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A OF SUCH ACT.”

5.3. Stop Transfer Instruction. The Company will instruct any transfer agent not to register the Transfer of any Shares until the conditions specified in the foregoing legend is satisfied.

5.4. Termination of 1933 Act Legend. The requirement imposed by Section 5.2 hereof shall cease and terminate as to any particular Shares (a) when, in the opinion of counsel reasonably acceptable to the Company, such legend is no longer required in order to assure compliance by the Company with the Securities Act or (b) when such Shares have been effectively registered under the Securities Act or transferred pursuant to Rule 144. Wherever (x) such requirement shall cease and terminate as to any Shares or (y) such Shares shall be transferable under paragraph (b)(1) of Rule 144, the holder thereof shall be entitled to receive from the Company, without expense, new certificates not bearing the legend set forth in Section 5.2 hereof.

6. AMENDMENT, TERMINATION, ETC.

6.1. Oral Modifications. This Agreement may not be orally amended, modified, extended or terminated, nor shall any oral waiver of any of its terms be effective.

6.2. Written Modifications. This Agreement may be amended, modified, extended or terminated, and the provisions hereof may be waived, only by an agreement in writing signed by the parties to this agreement.

6.3. Effect of Termination. No termination under this Agreement shall relieve any Person of liability for breach prior to termination.

7. DEFINITIONS. For purposes of this Agreement:

7.1. Certain Matters of Construction. In addition to the definitions referred to or set forth below in this Section 7:

(a) The words “hereof”, “herein”, “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular section or provision of this Agreement, and reference to a particular section of this Agreement shall include all subsections thereof;

(b) The word “including” shall mean including, without limitation;

(c) Definitions shall be equally applicable to both nouns and verbs and the singular and plural forms of the terms defined; and

(d) The masculine, feminine and neuter genders shall each include the other.

7.2. Definitions. The following terms shall have the following meanings:

“Affiliate” shall mean, with respect to any specified Person, any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person (for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise).

“Agreement” shall have the meaning set forth in the Preamble.

“Approved Stock Plan” means any employee benefit plan, contract or arrangement which has been approved by the Board of Directors, pursuant to which the Company's securities may be issued to any employee, consultant, officer or director for services provided to the Company.

“Board of Directors” shall mean the Board of Directors of the Company.

“business day” shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the jurisdiction in which the Company’s principal business office is located.

“Charitable Organization” shall mean a charitable organization as described by Section 501(c)(3) of the Internal Revenue Code of 1986, as in effect from time to time.

“Closing” shall have the meaning set forth in Section 1.1.

“Commission” shall mean the Securities and Exchange Commission.

“Common Stock” shall mean the common stock of the Company (and any shares of capital stock of the Company issued or issuable with respect to such common stock by way of a stock dividend or distribution payable thereon or stock split, reverse stock split, recapitalization, reclassification, reorganization, exchange, subdivision or combination thereof).

“Company” shall have the meaning set forth in the Preamble.

“Convertible Securities” shall mean any evidence of indebtedness, shares of stock (other than Common Stock) or other securities (other than Options and Warrants) which are directly or indirectly convertible into or exchangeable or exercisable for shares of Common Stock.

“Costa Brava” shall have the meaning set forth in the Preamble.

“Covered Person” shall have the meaning set forth in Section 3.4.1.

“Equivalent Shares” shall mean, at any date of determination, (a) as to any outstanding shares of Common Stock, such number of shares of Common Stock and (b) as to any outstanding Options, Warrants or Convertible Securities which constitute Shares, the maximum number of shares of Common Stock for which or into which such Options, Warrants or Convertible Securities may at the time be exercised, converted or exchanged (or which will become exercisable, convertible or exchangeable on or prior to, or by reason of, the transaction or circumstance in connection with which the number of Equivalent Shares is to be determined); but excluding any shares of restricted stock that are not then vested or will not become vested on or prior to, or by reason of, the transaction or circumstance in connection with which the number of Equivalent Shares is to be determined.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as in effect from time to time.

“Griffin” shall have the meaning set forth in the Preamble.

“Indemnitee” shall have the meaning set forth in Section 3.4.3.

“Initiating Investors” shall have the meaning set forth in Section 3.1.1.

“Investors” shall have the meaning set forth in the Preamble.

“Majority Registration Investors” shall have the meaning set forth in Section 3.1.2.

“No Recourse Persons” shall have the meaning set forth in Section 8.7.

“Options” shall mean any options to subscribe for, purchase or otherwise directly acquire Common Stock.

           “Person” shall mean any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

“Pro Rata Portion” shall mean, with respect to each holder of Registrable Securities requesting that such shares be registered in such registration statement pursuant to Sections 3.1.1 and 3.2.1, a number of such shares equal to the aggregate number of shares of Common Stock to be registered in such registration (excluding any shares to be registered for the account of the Company) multiplied by a fraction, the numerator of which is the aggregate number of Registrable Securities held by such holder, and the denominator of which is the aggregate number of Registrable Securities held by all holders requesting that their Registrable Securities be registered in such registration.

“Public Offering” shall mean a public offering and sale of Common Stock for cash pursuant to an effective registration statement under the Securities Act.

“Subscription Agreement” shall have the meaning set forth in the Preamble.

“Registrable Investor Securities” shall have the meaning set forth in Section 3.1.1.

“Registrable Securities” shall mean (a) all shares of Common Stock issuable upon conversion of the Shares, (b) all shares of Common Stock directly or indirectly issued or issuable with respect to the securities referred to in clause (a) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, in each case constituting Shares.  As to any particular Registrable Securities, such shares shall cease to be Registrable Securities when (w) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (x) such securities shall have been Transferred pursuant to Rule 144, (y) subject to the provisions of Section 5.2 hereof, such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration of them under the Securities Act and such securities may be distributed without volume limitation or other restrictions on transfer under Rule 144 (including without application of paragraphs (c), (e) (f) and (h) of Rule 144) or (z) such securities shall have ceased to be outstanding.

“Rule 144” shall mean Rule 144 under the Securities Act (or any successor provision).

“Rule 145 Transaction” shall mean a registration on Form S-4 pursuant to Rule 145 of the Securities Act (or any successor Form or provision, as applicable).

“Securities Act” shall mean the Securities Act of 1933, as in effect from time to time.

“Shares” shall mean the shares of the Company’s Series D Preferred Stock held by the Investors.

“Stockholders” shall have the meaning set forth in the Preamble.

“Subsidiary” shall mean any corporation, association trust, limited liability company, partnership, joint venture or other business association or entity (i) at least 50% of the outstanding voting securities of which are at the time owned or controlled directly or indirectly by the Company or (ii) with respect to which the Company possesses, directly or indirectly, the power to direct or cause the direction of the affairs or management of such Person.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board.

“Transfer” shall mean any sale, pledge, assignment, encumbrance or other transfer or disposition of any Shares to any other Person, whether directly, indirectly, voluntarily, involuntarily, by operation of law, pursuant to judicial process or otherwise, and “Transferred”, “Transferee”, “Transferability”, and

“Transferor” shall each have a correlative meaning.

“Warrants” shall mean any warrants to subscribe for, purchase or otherwise directly acquire Common Stock.

8. MISCELLANEOUS.

8.1. Authority; Effect. Each party hereto represents and warrants to and agrees with each other party that (a) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on behalf of such party and do not violate any agreement or other instrument applicable to such party or by which its assets are bound and (b) this Agreement constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except to the extent that the enforcement of the rights and remedies created hereby is subject to (i) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors generally and (ii) general principles of equity. This Agreement does not, and shall not be construed to, give rise to the creation of a partnership among any of the parties hereto, or to constitute any of such parties members of a joint venture or other association.

8.2. Notices. Any notices and other communications required or permitted in this Agreement shall be effective if in writing and (a) delivered personally or (b) sent (i) by nationally-known, reputable overnight carrier, (ii) by registered or certified mail, postage prepaid, or (iii) by facsimile, in each case, addressed as follows:

If to Costa Brava:

Costa Brava Partnership III L.P.
c/o Roark, Rearden & Hamot
200 Clarendon Street, Floor 25
Boston, MA 02116
Attention: Seth Hamot
Facsimile No.: (617) 267-6785

with a copy to:

Ropes & Gray LLP
800 Boylston Street
Boston, MA 02199
Attention: Jeffrey Katz
Facsimile No.: (617) 235-0617

If to Griffin:

The Griffin Fund LP
c/o Griffin Partners, LLC
555 Montgomery Street, Suite 650
San Francisco, CA 94111
Attention: Chet White
Fax: (415) 986-2214

If to Diamond:

Diamond Millennium, Ltd.
3250 Wilshire Boulevard, Suite 1106
Los Angeles, California 90010
Attn:  Kuning Suria
email: kuningsuria@gmail.com

with a copy to:

Buchalter Nemer
1000 Wilshire Boulevard, Suite 1500
Los Angeles, California 90017
Attention: Michael Williamson
Email: mwilliamson@buchalter.com
Fax: (213) 630-5799

If to the Company:

ISC8, Inc.
840 F Avenue
Plano, TX 75093
Attn:  Marcus A. Williams
email: mwilliams@isc8.com

with a copy to:

Disclosure Law Group
One America Plaza
600 West Broadway
Suite 700
San Diego, CA 92101
T: 619.795.1134
F: 619.330.2101
Attention: Daniel W. Rumsey

or at such other address as the Company or the Purchasers each may specify by written notice to the other parties hereto in accordance with this Section 9(f).

Unless otherwise specified herein, such notices or other communications shall be deemed effective (a) on the date received, if personally delivered, (b) one business day after the date sent by nationally-known, reputable overnight carrier, (c) three business days after the date of deposit with the U.S. Postal Service, if sent by registered or certified mail, and (d) when receipt is acknowledged, in the case of facsimile. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

8.3. Binding Effect, Etc. Except for restrictions on Transfer of Shares set forth in other agreements, plans or other documents, this Agreement constitutes the entire agreement of the parties with respect to its subject matter, supersedes all prior or contemporaneous oral or written agreements or discussions with respect to such subject matter, and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns. Except as otherwise expressly provided herein, no Stockholder party hereto may assign any of its respective rights or delegate any of its respective obligations under this Agreement without the prior written consent of the other parties hereto, and any attempted assignment or delegation in violation of the foregoing shall be null and void.

8.4. Descriptive Headings. The descriptive headings of this Agreement are for convenience of reference only, are not to be considered a part hereof and shall not be construed to define or limit any of the terms or provisions hereof.

8.5. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument. A facsimile or other electronic signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original.

8.6. Severability. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law and the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the fullest extent possible. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

8.7. No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, the Company and each Investor covenant, agree and acknowledge that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any former, current or future, direct or indirect director, officer, employee, agent or Affiliate of an Investor, any former, current or future, direct or indirect holder of any equity interests or securities of an Investor (whether such holder is a limited or general partner, member, stockholder or otherwise), any former, current or future assignee of an Investor or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder, Affiliate, controlling person, representative or assignee of any of the foregoing (collectively, the “No Recourse Persons”), as such, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any No Recourse Person for any obligation of any Investor under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

9. GOVERNING LAW.

9.1. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic substantive laws of the State of New York without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

9.2. Consent to Jurisdiction. Each party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of New York for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above- named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (c) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof or thereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this agreement, the court in which such litigation is being heard shall be deemed to be included in clause (a) above. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 8.2 hereof is reasonably calculated to give actual notice. Notwithstanding the foregoing in this Section 9.2, a party may commence any action in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

9.3. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 9.3 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 9.3 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

9.4. Exercise of Rights and Remedies. No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any such delay, omission nor waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

[Signature Pages Follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.

ISC8, INC.

By:	/s/ Marcus A. Williams
	Name:	Marcus A. Williams
	Title:	Secretary and Senior Vice President

THE INVESTORS

COSTA BRAVA PARTNERSHIP III L.P.

By:	Roark, Rearden & Hamot, LLC,
its General Partner

By:	/s/ Seth W. Hamot

	Name:	Seth W. Hamot
	Title:	President

THE GRIFFIN FUND LP

By:	Griffin Partners, LLC,
its General Partner

By:	/s/ Chester White

	Name:	Chester White
	Title:	Managing Partner

THE INVESTORS

By:	______,
its General Partner
By:	___________________